EXHIBIT 4.1

                          FIRST SUPPLEMENTAL INDENTURE

     THIS FIRST SUPPLEMENTAL INDENTURE dated as of September 28, 2004 (this "Supplemental Indenture"), is entered into by and among Pioneer Natural Resources Corporation, a Delaware corporation ("Pioneer"), Evergreen Resources, Inc., a Colorado corporation (the "Company"), and Wachovia Bank, National Association, the successor to First Union National Bank, a national banking association, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture referred to below.

                                    RECITALS

    A. The Company has heretofore executed and delivered to the Trustee an indenture dated as of December 18, 2001 (the "Indenture"), providing for the issuance of 4.75% Senior Convertible Notes due 2021 of the Company (the "Securities").

    B. The Conversion Price is equal to $25.00, pursuant to the two-for-one split of Evergreen Common Stock (as defined below) effective September 16, 2003.

    C. The Company has entered into an Agreement and Plan of Merger dated as of May 3, 2004, by and among Pioneer, BC Merger Sub, Inc., a Colorado corporation and a wholly-owned subsidiary of Pioneer ("Merger Sub"), and the Company (the "Merger Agreement"), providing for (i) the merger of Merger Sub with and into the Company with the Company as the surviving corporation and a wholly-owned subsidiary of Pioneer and (ii) immediately thereafter, the merger of the Company with and into Pioneer Evergreen Properties, LLC, a Texas limited liability company ("LLC Sub"), with LLC Sub as the surviving entity and a wholly-owned subsidiary of Pioneer (collectively, the "Merger").

    D. As a result of the Merger, Pioneer will issue a number of shares of its common stock, par value $0.01 per share and related shareholder rights ("Pioneer Common Stock"), equal to approximately 21% of the shares of Pioneer Common Stock outstanding immediately prior to the Merger and pay approximately $865,000,000 in cash, subject to adjustments as provided in the Merger Agreement, in exchange for shares of common stock, no par value, of the Company ("Evergreen Common Stock").

    E. Pursuant to Section 2.1(d) of the Merger Agreement, after the effective time of the merger of Merger Sub and Evergreen (the "Merger Effective Time"), each Holder of the Securities will have the right to receive, upon conversion of the Securities in accordance with the Indenture, at the Conversion Price and instead of one share of Evergreen Common Stock that such Holder previously was entitled to receive upon conversion, (i) $19.50 in cash, without interest, plus
(ii) $0.48 in cash, without interest (representing the Kansas Sale Consideration, as defined in the Merger Agreement), and (iii) 0.58175 of a share of Pioneer Common Stock (the "Evergreen Consideration Unit").

    F. Pursuant to Section 4.11 of the Indenture, as a condition precedent to any merger effecting a change in the kind and amount of shares and other property issuable upon the conversion of the Securities, the Company and Pioneer shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into such other securities and property receivable in the merger by a holder of Evergreen Common Stock.

    G. In accordance with Section 11.1(a) of the Indenture the Company and the Trustee may amend or supplement the Indenture or the Securities to comply with
Section 4.11 without notice to or consent of any Securityholder.

    H. The Company and Pioneer desire and have requested the Trustee to enter into this Supplemental Indenture for the purpose of amending the Indenture to provide that, upon conversion of the Securities under the Indenture, a Holder of Securities will receive one Evergreen Consideration Unit in lieu of each share of Evergreen Common Stock to which such Holder otherwise would have been entitled upon conversion.

    I. Each of the Company and Pioneer has duly authorized the execution and delivery of this Supplemental Indenture.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

     Section 1. Confirmation of Original Indenture. Except as mended and supplemented hereby, the Indenture is hereby ratified, confirmed and reaffirmed in all respects. The Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     Section 2. Definitions. Section 1.1 of the Indenture is hereby amended as follows:

     (a) The definition of "Conversion Rate" is hereby amended and restated in its entirety to read as follows:

                  "Conversion Rate" means the number of Evergreen Consideration Units into which each $1,000 principal amount of Securities is convertible, which is determined by dividing $1,000 by the Conversion Price at such time, rounded to three decimal places (rounded up if the fourth decimal place thereof is 5 or more and otherwise rounded down). The Conversion Rate at September 28, 2004, is 40 ($1,000 / $25.00).

     (b) The definition of "Conversion Value" is hereby amended and restated in its entirety to read as follows:

                  "Conversion Value" of a Security as of any date means the sum of (A) the product of the Sale Price of a share of Pioneer Common Stock times the number of shares of Pioneer Common Stock into which the Security could then be converted (assuming that the Security was convertible as of such date) plus (B) the product of the Cash Component



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



         times the number of Evergreen Consideration Units into which the Security could then be converted (assuming that the Security was convertible as of such date).

     (c) The definition of "Ex-Dividend Time" is hereby amended and restated in its entirety to read as follows:

                  "Ex-Dividend Time" means, with respect to any issuance or distribution on shares of Pioneer Common Stock, the first date on which the shares of Pioneer Common Stock trade regular way on the principal securities market on which the shares of Pioneer Common Stock are then traded without the right to receive such issuance or distribution.

     (d) The definition of "Record Date" is hereby amended and restated in its entirety to read as follows:

                  "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Pioneer Common Stock have the right to receive any cash, securities or other property or in which the shares of Pioneer Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     (e) The definition of "Sale Price" is hereby amended and restated in its entirety to read as follows:

         "Sale Price" of the shares of Pioneer Common Stock on any date means:

     (1) the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the shares of Pioneer Common Stock are traded, or

     (2) if Pioneer Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or its successors.

     (f) The definition of "Cash Component" is hereby added to the Indenture and shall read as follows:

         "Cash Component" means the cash portion of the Evergreen Consideration Unit, which is $19.98, without interest."

     (g) The definition of "Evergreen Consideration Unit" is hereby added to the Indenture and shall read as follows:



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


         "Evergreen Consideration Unit" means 0.58175 of a share of Pioneer Common Stock plus the Cash Component.

      (h) The definition of "Pioneer Common Stock" is hereby added to the Indenture and shall read as follows:

          "Pioneer Common Stock" means the common stock of Pioneer Natural Resources Company, a Delaware corporation ("Pioneer"), $0.01 par value, as it exists on the date of this Indenture, as heretofore amended and supplemented, and any shares of any class or classes of Capital Stock of Pioneer resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by Pioneer; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications."

      Section 3. Conversion. Article IV of the Indenture is hereby amended and restated in its entirety to read as set forth on Annex A hereto.

      Section 4. Conversion Arrangement on Repurchase. Section 5.14 of the Indenture is hereby amended and restated in its entirety to read as follows:

          Section 5.14    Conversion Arrangement on Repurchase
          Any Securities required to be repurchased under this Article V, unless surrendered for conversion before the close of business on the Optional Repurchase Date, may be deemed to be purchased from the Holders of such Securities for an amount in cash not less than the Optional Repurchase Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into shares of Pioneer Common Stock or Evergreen Consideration Units and to make payment for such Securities to the Trustee in trust for such Holders.

      Section 5. Waiver of Defaults and Events of Default. Section 8.4 of the Indenture is hereby amended and restated in its entirety to read as follows:

          Section 8.4      Waiver of Defaults and Events of Default
          Subject to Sections 8.7 and 11.2, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal of or interest on any Security, a failure by the Company to convert any Securities into Evergreen Consideration Units or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.



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



      Section 6. Change of Control. The definition of the "Change of Control" in Section 12.1 of the Indenture is hereby amended as follows:

      (a) Clause (4) of Section 12.1 is hereby amended and restated in its entirety to read as follows:

            (4) the closing price (determined in accordance with Section 4.6(d) of this Indenture) of Pioneer Common Stock for any five Trading Days within:

                (i) the  period of  the ten  Trading Days  immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control resulting solely from a Change in Control under Section 12.1(a)(1), or

                (ii) the period of the ten  Trading Days  immediately  preceding the Change in Control, in the case of a Change in Control resulting from a Change in Control under Section 12.1(a)(2) or (3),

             plus the Cash Component is at least equal to 105% of the Conversion Price in effect on such Trading Day plus the Cash Component; or

      (b) Clause (5) of Section 12.1 is hereby amended and restated in its entirety to read as follows:

                 (5) in  the  case  of  a merger  or consolidation,  all of  the consideration excluding cash payments for fractional shares in the merger or consolidation constituting the Change in Control consists of common stock traded on a United States national securities exchange or quoted on the NNM (or which, will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock plus the Cash Component.

      Section 7. Effect of Change in Control Repurchase Notice. The last sentence of the first paragraph of Section 12.2 of the Indenture is hereby amended and restated in its entirety to read as follows:

                 Securities in  respect of  which a Change in Control Repurchase
            Notice has been given by the Holder thereof may not be converted into Evergreen Consideration Units on or after the date of the delivery of such Change in Control Repurchase Notice unless such Change in Control Repurchase Notice has first been validly withdrawn.

      Section 8.   Form of 4.75% Senior Convertible Notes Due 2021.

      (a) The last sentence of the second paragraph of Section 1 of the form of Security is hereby amended and restated as follows:



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


                 Except as provided  in this  Security or  in the Indenture,  no adjustments in respect of payments of interest (including for conversion on any dividend or distributions or interest (including Contingent Interest)) on any Security surrendered for conversion on any dividend or distributions or interest (including Contingent Interest) on Pioneer Common Stock or the Cash Component issued upon conversion shall be made upon the conversion of any Security.

      (b) Section 8 of the form of Security is hereby amended and restated in its entirety to read as set forth on Annex B hereto.

      (c) Section 9 of the form of Security is hereby amended and restated in its entirety to read as follows:

                 9.  Conversion Arrangement on Call for Redemption
            Any  Securities  called  for  redemption,   unless  surrendered  for
            conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, together with accrued interest, if any, to, but not including, the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Pioneer Common Stock or Evergreen Consideration Units and to make payment for such Securities to the Paying Agent in trust for such Holders.


      Section 9. Wachovia Bank, National Association. All references to First Union National Bank, a national banking association, in the Indenture and the Security are hereby changed to "Wachovia Bank, National Association."

      Section 10. Conversion Notice. The form of Conversion Notice for the Security is hereby amended and restated in its entirety to read as set forth on Annex C hereto.

      Section 11.  Miscellaneous.

      (a) Execution of Supplemental Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture.

      (b) NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      (c) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


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



      (d) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

      (e) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Pioneer and the Company.


                  [Remainder of page intentionally left blank]


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





     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

     Dated:  September 28, 2004

                                            EVERGREEN RESOURCES, INC.

                                            By: /s/ Richard P. Dealy
                                               ---------------------------------
                                               Name: Richard P. Dealy
                                               Title: Vice President



                                            PIONEER NATURAL RESOURCES COMPANY

                                            By: /s/ Richard P. Dealy
                                              ----------------------------------
                                               Name: Richard P. Dealy
                                               Title: Vice President



                                            WACHOVIA BANK, NATIONAL ASSOCIATION,
                                             as Trustee

                                            By: /s/ Doug Milner
                                               ---------------------------------
                                               Authorized Signatory


               Signature Page to the First Supplemental Indenture
                        (4.75% Senior Convertible Notes)

                                     ANNEX A

                                   ARTICLE IV
                                   CONVERSION

Section 4.1     Conversion Privilege

     (a) Subject to and upon compliance with the provisions of this Article, at the option of the Holder, any Security or any portion of the principal amount thereof which is an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into Evergreen Consideration Units, which include duly authorized, fully paid and nonassessable shares of Pioneer Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion:

                 (i) during any Conversion Period, if the Sale Price of 0.58175 shares of Pioneer Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the first day of the Conversion Period plus the Cash Component was more than 110% of the Conversion Price on that thirtieth Trading Day;

                 (ii) during the five Trading Day period following any 10 consecutive Trading Day period in which the average of the Trading Prices for the Security for that 10 Trading Day period was less than 105% of the average Conversion Value for the Security during that period;

                 (iii) during any period in which the Securities are rated by Moody's or Standard & Poor's and the credit rating initially assigned to the Securities by either Moody's or Standard & Poor's is reduced by two or more ratings levels; provided, however, that the Company shall have no obligation to have the Securities rated;

                 (iv) if the Company has called the Security for redemption, at any time prior to the close of business on the day that is two Business Days prior to the Redemption Date, even if the Securities are not otherwise convertible at that time; or

                 (v) upon the occurrence of the corporate transactions specified in clause (b) of this Section 4.1.

     The Company shall determine on a daily basis whether the Security shall be convertible as a result of the occurrence of an event specified in clause (i) or clause (ii) above and, if the Security shall be so convertible, the Company shall promptly deliver to the Trustee written notice thereof. Whenever the Security shall become convertible pursuant to Section 4.1, the Company or, at the Company's written request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 4.2, and the Company shall also publicly announce such information and publish it on the Company's web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.


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



     (b)   In addition, in the event that:

                  (i) (A) Pioneer distributes to all holders of shares of Pioneer Common Stock rights or warrants entitling them (for a period expiring within 60 days of the Record Date for such distribution) to subscribe for or purchase shares of Pioneer Common Stock, at a price per share less than the Trading Price of Pioneer Common Stock on the Business Day immediately preceding the announcement of such distribution, (B) Pioneer distributes to all holders of shares of Pioneer Common Stock, cash or other assets, debt securities or rights or warrants to purchase its securities, where the Fair Market Value (as determined by the Board of Directors of Pioneer) of such distribution per share of Pioneer Common Stock exceeds 10% of the Trading Price of a share of Pioneer Common Stock on the Business Day immediately preceding the date of declaration of such distribution, or (C) a Change in Control of Pioneer occurs, then, in each case, the Security may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, in the case of (A) or (B), or within 30 days after the occurrence of the Change in Control, in the case of (C), until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Time or the date Pioneer announces that such distribution will not take place, in the case of
           (A) or (B), or the earlier of 30 days after the Company's delivery of the Change in Control Repurchase Notice or the date Pioneer announces that the Change in Control will not take place, in the case of (C), or

                  (ii) Pioneer consolidates with or merges into another corporation, or is a party to a binding share exchange pursuant to which the shares of Pioneer Common Stock would be converted into cash, securities or other property as set forth in Section
           4.11 hereof, then the Security may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by Pioneer as the anticipated effective time of such transaction until 15 days after the actual date of such transaction.

     The Conversion Rate, at any time, shall equal (A) $1,000 divided by the Conversion Price at such time, rounded to three decimal places (rounded up if the fourth decimal place thereof is 5 or more and otherwise rounded down).

     Notwithstanding the foregoing, if such Security is called for redemption pursuant to Article III or submitted or presented for repurchase pursuant to Articles V or XII, such conversion right shall terminate at the close of business on the second Business Day immediately preceding the Redemption Date, Optional Repurchase Date or Change in Control Repurchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or for purchase (unless the Company shall default in making the Redemption Price, Optional Repurchase Price or Change in Control Repurchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be). If such Security is submitted or presented for purchase pursuant to Article III and is then subsequently withdrawn, such conversion right shall no longer be terminated, and the Holder of such Security may convert such Security pursuant to this Section 4.1. The number of Evergreen Consideration Units issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The Conversion Price is set forth in paragraph 8 of the Securities and is subject to adjustment as provided in this Article IV.

     Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

     A Security in respect of which a Holder has delivered an Optional Repurchase Notice pursuant to Section 5.1 or a Change in Control Repurchase Notice pursuant to Section 12.1(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Optional Repurchase Notice or Change in Control Repurchase Notice, as the case may be, is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Optional Repurchase Date or Change in Control Repurchase Date, as the case may be, in accordance with Sections 5.9 or 12.2, respectively.

     A Holder of Securities is not entitled to any rights of a holder of Pioneer Common Stock until such Holder has converted its Securities to Pioneer Common Stock, and only to the extent such Securities are deemed to have been converted into Pioneer Common Stock pursuant to this Article IV.

Section 4.2    Conversion Procedure

     To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Pioneer Common Stock issuable upon the conversion, cash in lieu of any fractional shares pursuant to Section 4.3, and the Cash Component times the number of Evergreen Consideration Units (or fractions thereof) payable upon such conversion. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

     The person in whose name Pioneer Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of Pioneer shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Pioneer Common Stock upon such conversion as the record holder or holders of such shares of Pioneer Common

Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Pioneer Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of Pioneer had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Pioneer Common Stock issued upon conversion of a Security.

     Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof called for redemption on a Redemption Date during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. Except as otherwise provided in this Section 4.2, no payment or adjustment will be made for accrued interest on a converted Security. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder.

     Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest payable on such Security on the related interest payment date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of Evergreen Consideration Units issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

     Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

Section 4.3    Fractional Shares

     The Company will not issue fractional shares of Pioneer Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash based upon the current market price (determined as set forth in Section 4.6(d)) of Pioneer Common Stock on the Trading Day immediately prior to the Conversion Date.

Section 4.4    Taxes on Conversion

     If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Pioneer Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing Pioneer Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 4.5    Pioneer to Provide Stock

     Pioneer shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Pioneer Common Stock, a sufficient number of shares of Pioneer Common Stock to permit the conversion of all outstanding Securities into shares of Pioneer Common Stock (in addition to the Cash Component).

     All shares of Pioneer Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     Pioneer will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Pioneer Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Pioneer Common Stock on each national securities exchange or on the Nasdaq National Market ("NNM") or other over-the-counter market or such other market on which Pioneer Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Pioneer Common Stock until the first conversion of the Securities into Pioneer Common Stock (in addition to the Cash Component) in accordance with the provisions of this Indenture, Pioneer covenants to list such Pioneer Common Stock issuable upon conversion of the Securities (in addition to the Cash Component) in accordance with the requirements of such automated quotation system or exchange at such time.

Section 4.6    Adjustment of Conversion Price

     The  conversion  price as  stated in  paragraph  8 of the  Securities  (the
"Conversion Price") shall be adjusted from time to time by the Company as follows:

     (a) In case Pioneer shall (i) pay a dividend on Pioneer Common Stock in shares of Pioneer Common Stock, (ii) make a distribution on Pioneer Common Stock in shares of Pioneer Common Stock, (iii) subdivide outstanding Pioneer Common Stock into a greater number of shares, or (iv) combine its outstanding Pioneer Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Pioneer Common Stock (and the Cash Component) which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

     (b) In case Pioneer shall issue rights or warrants to all or substantially all holders of Pioneer Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Pioneer Common Stock (or securities convertible into Pioneer Common Stock) at a price per share (or having a conversion price per share) less than the current market price per share of Pioneer Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the sum of (i) the Cash Component plus (ii) the product determined by multiplying (A) the Conversion Price in effect immediately prior to such record date minus the Cash Component by (B) a fraction, of which the numerator shall be the number of shares of Pioneer Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Pioneer Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Pioneer Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Pioneer Common Stock pursuant to the terms of such convertible securities) would purchase at the current market price per share (as defined in subsection (d) of this Section 4.6) of Pioneer Common Stock on such record date, and of which the denominator shall be the number of shares of Pioneer Common Stock outstanding on such record date plus the number of additional shares of Pioneer Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Pioneer Common Stock actually issued (or the number of shares of Pioneer Common Stock issuable upon conversion of convertible securities actually issued).

     (c) In case Pioneer shall distribute to all or substantially all holders of Pioneer Common Stock any shares of Capital Stock of the Company (other than
Pioneer Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than Pioneer but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) of this Section 4.6), or shall distribute to all or substantially all holders of Pioneer Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 4.6), then in each such case the Conversion Price shall be adjusted so that the same shall equal the sum of (i) the Cash Component plus (ii) the product determined by multiplying (A) the current Conversion Price minus the Cash Component by (B) a fraction of which the numerator shall be the current market price per share (as defined in subsection (d) of this Section 4.6) of Pioneer Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors of Pioneer, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate of Pioneer delivered to the Trustee) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Pioneer Common Stock

(determined on the basis of the number of shares of Pioneer Common Stock outstanding on the record date), and of which the denominator shall be the current market price per share (as defined in subsection (d) of this Section 4.6) of Pioneer Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

               (1) In case Pioneer shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of Pioneer Common Stock cash in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value  (as  determined  by the  Board  of  Directors of  Pioneer,  whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Pioneer Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made and (B) all other cash distributions to all or substantially all holders of Pioneer Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 10.0% of the product of the current market price per share of Pioneer Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by Pioneer multiplied by the number of shares of Pioneer Common Stock outstanding on the Determination Date (excluding shares held in the treasury of Pioneer), the Conversion Price shall be reduced so that the same shall equal the sum of (i) the Cash Component plus (ii) the product determined by multiplying (x) such Conversion Price in effect immediately prior to the Determination Date minus the Cash Component by
        (y) a fraction of which the numerator shall be the current market price per share of Pioneer Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid in this Section 4.6(c)(1)) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Pioneer Common Stock (determined on the basis of the number of shares of Pioneer Common Stock outstanding on the Determination Date) and the denominator shall be such current market price per share of Pioneer Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day next following the date on which the Triggering Distribution is paid.

               (2) In case any tender offer made by the Company or any of its Subsidiaries for Pioneer Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors of Pioneer, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof) of any other consideration) that, together with the aggregate amount of
        (A) any cash and the fair market value (as determined by the Board of Directors of Pioneer, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate of Pioneer delivered to the Trustee) of any other consideration payable in respect of any other tender offers by Pioneer or any Subsidiary of Pioneer for Pioneer Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section
        4.6 has been made and (B) all cash distributions to all or substantially all holders of Pioneer Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 10.0% of the product of the current market price per share of Pioneer Common Stock (as determined in accordance with subsection (d) of this Section 4.6) as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Pioneer Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of Pioneer) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the sum of (i) the Cash Component plus (ii) the product determined by multiplying (I) the Conversion Price in effect immediately prior to close of business on the Expiration Date minus the Cash Component by
        (II) a fraction of which the numerator shall be the product of the number of shares of Pioneer Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of Pioneer) at the Expiration Time multiplied by the current market price per share of Pioneer Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Pioneer Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of Pionner) at the Expiration Time and the current market price per share of Pioneer Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that Pioneer is obligated to purchase shares pursuant to any such tender offer, but Pioneer is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(c)(2) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.6(c)(2).

               (3) For purposes of this Section 4.6(c), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

     (d) For the purpose of any computation under subsections (b), (c) and (d) of this Section 4.6, the current market price per share of Pioneer Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (c) of this Section 4.6 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) of this Section 4.6. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the NNM or, if Pioneer Common Stock is not listed or admitted to trading on the NNM, on the principal national securities exchange on which Pioneer Common Stock is listed or admitted to trading or, if not listed or admitted to trading on the NNM or any national securities exchange, the last reported sales price of Pioneer Common Stock as quoted on NASDAQ or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on NASDAQ or any comparable system or, if Pioneer Common Stock is not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by Pioneer for that purpose. If no such prices are available, the current market price per share shall be the fair value of a share of Pioneer Common Stock as determined by the Board of Directors of Pioneer (which shall be evidenced by an Officers' Certificate of Pioneer delivered to the Trustee).

     (e) In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, Pioneer may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Pioneer Common Stock and other Capital Stock of Pioneer issuable upon such conversion over and above the shares of Pioneer Common Stock and other Capital Stock of Pioneer issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, Pioneer shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by Pioneer of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by Pioneer for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

Section 4.7    No Adjustment

     No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     No adjustment need be made for issuances of Pioneer Common Stock pursuant to a Pioneer plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of Pioneer Common Stock.

     To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 4.8    Adjustment for Tax Purposes

     The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by Pioneer to its stockholders shall not be taxable.

Section 4.9    Notice of Adjustment

     Whenever the Conversion Price or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

Section 4.10    Notice of Certain Transactions

        In the event that:

             (1) Pioneer takes any action which would require an adjustment in the Conversion Price;
             (2) Pioneer consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of Pioneer must approve the transaction; or
             (3) there is a dissolution or liquidation of the Company or Pioneer, the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.10.

Section 4.11 Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege

     If any of the following shall occur, namely: (a) any reclassification or change of shares of Pioneer Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.6); (b) any consolidation or merger or combination to which Pioneer is a party other than a merger in which Pioneer is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Pioneer Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of Pioneer, directly or indirectly, to any person, then Pioneer, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Pioneer Common Stock deliverable upon conversion of such Security (in addition to the Cash Component) immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article IV. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Pioneer Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

     In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

Section 4.12    Trustee's Disclaimer

     The Trustee shall have no duty to determine  when an adjustment  under this
Article IV should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this
Article IV.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

Section 4.13    Voluntary Reduction

     The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period if the Board of Directors determines that such reduction would be in the best interest of the Company and the Company provides 15 days prior notice of any reduction in the Conversion Price; provided, however, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Pioneer Common Stock.

                                    ANNEX B

        8. Conversion

Subject to compliance with the provisions of the Indenture, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Evergreen Consideration Units at the Conversion Price in effect at the time of conversion under certain circumstances described in the Indenture; provided, however, that if the Security is called for redemption or subject to repurchase upon a specific date pursuant to Article V of the Indenture or upon a Change in Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the redemption date or the Change in Control Repurchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or purchase (unless the Company shall default in making the redemption payment, Optional Repurchase Price or Change in Control Repurchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased).

     The Company will notify Holders of any event triggering the right to convert the Security as specified above in accordance with the Indenture.

     A Security in respect of which a Holder has delivered an Optional Repurchase Notice or a Change in Control Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

     The Conversion Price is $25.00 per Evergreen Consideration Unit, subject to adjustment under certain circumstances. The number of Evergreen Consideration Units issuable upon conversion of a Security is determined by dividing the principal amount of the Security or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing price (as defined in the Indenture) of Pioneer Common Stock on the Trading Day immediately prior to the Conversion Date.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof called for redemption or subject to repurchase upon a specific date pursuant to
Article V of the Indenture or upon a Change in Control on a Redemption Date, Optional Repurchase Date or Change in Control Repurchase Date, as the case may be, during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest (including Contingent Interest) payable on such Interest Payment Date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

                                     ANNEX C

                                CONVERSION NOTICE

     To convert this Security into Evergreen Consideration Units, check the box:
| |

     To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a multiple of $1,000):
$
------------.

     If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

                                      Your Signature:

Date:
       ---------------------------    ------------------------------------------
                                      (Sign exactly as your name appears on the
                                      other aide of this Security)
*Signature guaranteed by:

By:
      ----------------------------


-------------
* The Signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantly programs : (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.